Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Health Fitness Corporation on Form S-3 of our report dated April 8, 1998, appearing in the Annual Report on Form 10-KSB of Health Fitness Corporation and Subsidiaries for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                    /s/  Deloitte & Touche LLP
                                    Deloitte & Touche LLP

Minneapolis, Minnesota
May 12, 1998